Exhibit 99.1
News Release
FIS Reports First Quarter 2016 Results

•	Revenue of $2.2 billion, 4.2 percent organic revenue growth

•	EPS from continuing operations of $0.17, or $0.79 on an adjusted basis, a 22% increase

•	SunGard integration ahead of plan

•	Free cash flow of $338 million

JACKSONVILLE, Fla., May 3, 2016 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported that first quarter revenue increased to $2.2 billion from $1.6 billion in the first quarter of 2015. GAAP net earnings from continuing operations attributable to common stockholders was $55 million, or $0.17 per diluted share, compared to $114 million, or $0.40 per diluted share in the prior year quarter.

Organic revenue growth was 4.2 percent in the quarter. Adjusted net earnings from continuing operations attributable to common stockholders was $259 million for the quarter, or $0.79 per share compared to $0.65 per share in the prior year period, an increase of 22 percent. Adjusted EBITDA increased to $637 million in the first quarter 2016, from $589 million adjusted combined EBITDA in the prior year quarter, while adjusted EBITDA margin was 28.2 percent.

“We are pleased with our strong performance to start the year, which was driven by solid sales execution, high-quality recurring, revenues, and earnings,” said Gary Norcross, president and chief executive officer, FIS. “The addition of solutions from the SunGard portfolio and synergy attainment significantly expanded margins. These gains underscore our commitment to delivering top-line growth with margin expansion to create long-term value for FIS shareholders.”

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Segment Information

Certain items within our prior period segment results have been recast to reflect the manner in which the business is currently operated and managed.

•	Integrated Financial Solutions:
First quarter revenue grew to $1.1 billion. Organic revenue growth was 5.4 percent in the quarter. Adjusted EBITDA increased to $426 million and adjusted EBITDA margin was 38.0 percent.

•	Global Financial Solutions:
First quarter revenue increased to $990 million. Organic revenue growth was 4.4 percent in the quarter. Adjusted EBITDA increased to $251 million and adjusted EBITDA margin was 25.4 percent.

•	Corporate / Other:
The Corporate and Other segment now includes: the public sector & education, retail check processing, and commercial service businesses. First quarter revenue was $70 million. Adjusted EBITDA loss was $40 million and is inclusive of $76 million of corporate expenses.

First quarter interest expense, net of interest income was $93 million. The effective tax rate on an adjusted basis was 35.0 percent in the first quarter.

Balance Sheet and Cash Flow

As of March 31, 2016, cash and cash equivalents totaled $702 million and debt outstanding totaled $11.3 billion.

Net cash provided by operations was $385 million and adjusted cash flow from operations was $483 million for the first quarter. Capital expenditures were $145 million and free cash flow was $338 million.

The company paid dividends in the first quarter totaling $85 million.

2016 Outlook

FIS maintains its 2016 outlook as follows:

•	Organic revenue growth of 3 to 4 percent

•	Adjusted EPS from continuing operations of $3.70 to $3.80, an increase of 15 to 18 percent compared to $3.22 per share in 2015

•	Free cash flow is expected to approximate adjusted net earnings

Webcast

FIS will announce first quarter 2016 financial results on Tuesday, May 3rd prior to market open. The company will sponsor a live webcast of its earnings conference call with the investment community, beginning at 8:30 a.m. (EST) Tuesday, May 3rd. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance.

These non-GAAP measures include: adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted combined revenue, adjusted combined EBITDA, adjusted combined EBITDA margin, EBITDA, constant currency revenue, organic revenue growth, adjusted net earnings from continuing operations (including per share amounts), adjusted cash flow from operations, and free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

Adjusted revenue includes reported revenue and is increased to adjust for the purchase accounting deferred revenue adjustment to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard but was not recognized due to GAAP purchase accounting adjustments.

Adjusted EBITDA excludes certain costs and other transactions which management deems non-recurring or unusual in nature, the removal of which improves comparability of operating results across reporting periods.

Adjusted EBITDA margin reflects adjusted EBITDA divided by adjusted revenue.

Adjusted combined revenue includes reported revenue for FIS and SunGard combined for periods in 2014 and 2015 and excludes the impacts of SunGard businesses that were divested prior to being purchased by FIS.

Adjusted combined EBITDA includes EBITDA for FIS and SunGard combined for periods in 2014 and 2015 and excludes certain costs and other transactions which management deems non-recurring or unusual in nature, such as purchase accounting amortization, acquisition, integration and severance costs and restructuring costs, the removal of which improves comparability of operating results across reporting periods.

Adjusted combined EBITDA margin reflects adjusted combined EBITDA divided by adjusted combined revenue.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Constant currency revenue is reported revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Organic revenue growth includes reported revenue, adjusted to exclude revenue of any divestitures, include pre-acquisition revenue for companies acquired during the applicable reporting period and exclude the impact of foreign currency fluctuations.

Adjusted net earnings from continuing operations excludes the after tax impact of certain costs and other transactions which management deems non-recurring or unusual in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the after tax impact of acquisition-related purchase accounting amortization, which is recurring.

Adjusted net earnings per diluted share, or adjusted EPS, reflects adjusted net earnings from continuing operations divided by weighted average diluted shares outstanding.

Adjusted cash flow from operations reflects GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations, and excludes certain transactions that are closely associated with non-operating activities or are otherwise non-recurring or unusual in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS web site, www.fisglobal.com.
About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, consulting, and outsourcing solutions. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 55,000 people worldwide and holds global leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations may result in the corruption or loss of data or customer information, interruption of business operations, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed under “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
May 3, 2016

Exhibit A	Condensed Consolidated Statements of Earnings - Unaudited for the three months ended March 31, 2016 and 2015

Exhibit B	Condensed Consolidated Balance Sheets - Unaudited as of March 31, 2016 and December 31, 2015

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2016 and 2015

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months ended March 31, 2016 and 2015

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three months ended March 31, 2016 and 2015

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

Exhibit A

	Three months ended March 31,
	2016	2015
Processing and services revenues	$2,181	$1,555
Cost of revenues	1,553	1,070
Gross profit	628	485
Selling, general and administrative expenses	444	270
Operating income	184	215
Other income (expense):
Interest expense, net	(93)	(37)
Other income (expense), net	(1)	(2)
Total other income (expense), net	(94)	(39)
Earnings from continuing operations before income taxes	90	176
Provision for income taxes	31	58
Earnings from continuing operations, net of tax	59	118
Earnings (loss) from discontinued operations, net of tax	—	(3)
Net earnings	59	115
Net earnings attributable to noncontrolling interest	(4)	(4)
Net earnings attributable to FIS common stockholders	$55	$111
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.17	$0.40
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	—	(0.01)
Net earnings per share-basic attributable to FIS common stockholders *	$0.17	$0.39
Weighted average shares outstanding-basic	324	283
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.17	$0.40
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	—	(0.01)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.17	$0.39
Weighted average shares outstanding-diluted	327	287
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$55	$114
Earnings (loss) from discontinued operations, net of tax	—	(3)
Net earnings attributable to FIS common stockholders	$55	$111

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$702	$682
Settlement deposits	299	371
Trade receivables, net	1,727	1,731
Settlement receivables	291	162
Other receivables	178	197
Prepaid expenses and other current assets	290	266
Deferred income taxes	142	100
Total current assets	3,629	3,509
Property and equipment, net	611	611
Goodwill	14,576	14,745
Intangible assets, net	5,387	5,159
Computer software, net	1,608	1,584
Deferred contract costs, net	264	253
Other noncurrent assets	355	339
Total assets	$26,430	$26,200

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,194	$1,196
Settlement payables	574	538
Deferred revenues	790	615
Current portion of long-term debt	764	15
Total current liabilities	3,322	2,364
Long-term debt, excluding current portion	10,533	11,429
Deferred income taxes	2,743	2,658
Deferred revenues	19	30
Other long-term liabilities	324	312
Total liabilities	16,941	16,793
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	4	4
Additional paid in capital	10,239	10,210
Retained earnings	3,043	3,073
Accumulated other comprehensive earnings (loss)	(232)	(279)
Treasury stock, at cost	(3,661)	(3,687)
Total FIS stockholders’ equity	9,393	9,321
Noncontrolling interest	96	86
Total equity	9,489	9,407
Total liabilities and equity	$26,430	$26,200

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Three months ended March 31,
	2016	2015
Cash flows from operating activities:
Net earnings	$59	$115
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	293	153
Amortization of debt issue costs	5	2
Stock-based compensation	30	19
Deferred income taxes	(64)	(22)
Excess income tax benefit from exercise of stock options	(8)	(9)
Other operating activities, net	(1)	2
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	21	(22)
Settlement activity	(20)	(54)
Prepaid expenses and other assets	(51)	(24)
Deferred contract costs	(17)	(28)
Deferred revenue	165	56
Accounts payable, accrued liabilities and other liabilities	(27)	43
Net cash provided by operating activities	385	231

Cash flows from investing activities:
Additions to property and equipment	(34)	(42)
Additions to computer software	(111)	(59)
Other investing activities, net	(1)	(1)
Net cash used in investing activities	(146)	(102)

Cash flows from financing activities:
Borrowings	1,639	1,686
Repayment of borrowings and capital lease obligations	(1,791)	(1,559)
Excess income tax benefit from exercise of stock options	8	9
Proceeds from exercise of stock options	26	13
Treasury stock activity	(18)	(156)
Dividends paid	(85)	(74)
Other financing activities, net	(18)	(17)
Net cash used in financing activities	(239)	(98)

Effect of foreign currency exchange rate changes on cash	20	(35)

Net increase (decrease) in cash and cash equivalents	20	(4)
Cash and cash equivalents, at beginning of period	682	493
Cash and cash equivalents, at end of period	$702	$489

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended March 31, 2016
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,121	$990	$70	$2,181
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	81	81
Adjusted processing and services revenue	$1,121	$990	$151	$2,262

Operating income (loss)	$359	$187	$(362)	$184
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	81	81
Acquisition, integration and severance costs (2)	—	—	79	79
Purchase accounting amortization (5)	1	6	147	154
Non-GAAP operating income (loss)	360	193	(55)	498
Depreciation and amortization from continuing operations	66	58	15	139
Adjusted EBITDA	$426	$251	$(40)	$637

Non-GAAP operating margin	32.1%	19.5%	N/M	22.0%

Adjusted EBITDA margin	38.0%	25.4%	N/M	28.2%

	Three months ended March 31, 2015
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue, as reported	$928	$512	$115	$1,555
Historical SunGard revenue, as adjusted (4)	132	475	59	666
Adjusted combined revenue from continuing operations	$1,060	$987	$174	$2,221

Operating income (loss), as reported	$319	$46	$(150)	$215
Historical SunGard operating income, as adjusted (4)	40	119	(31)	128
FIS non-GAAP adjustments:
Acquisition, integration and severance costs (2)	—	—	12	12
Global restructure (3)	—	—	45	45
Purchase accounting amortization (5)	—	—	50	50
Adjusted combined operating income (loss)	359	165	(74)	450
FIS depreciation and amortization from continuing operations	52	35	16	103
Historical SunGard depreciation and amortization from continuing operations, as adjusted (4)	6	24	6	36
Adjusted combined EBITDA	$417	$224	$(52)	$589

Non-GAAP combined operating margin	33.9%	16.7%	N/M	20.3%

Adjusted combined EBITDA margin	39.3%	22.7%	N/M	26.5%

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.
(4)See note (4) to Exhibit E.
(5)See note (5) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE GROWTH — UNAUDITED
(In millions)

				Exhibit D (continued)

	Three months ended March 31,
	2016			2015
			Constant
			Currency		In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue	Adjustments (2)	Base	Growth
Integrated Financial Solutions	$1,121	$1	$1,122	$928	$137	$1,065	5.4%
Global Financial Solutions	990	40	1,030	512	475	987	4.4%
Corporate and Other	151	—	151	115	43	158	N/M
Total processing and services revenue	$2,262	$41	$2,303	$1,555	$655	$2,210	4.2%

(1)As adjusted. See Note (1) to Exhibit E.
(2)In year adjustments primarily include SunGard acquisition revenues.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended March 31,
	2016	2015
Net cash provided by operating activities	$385	$231
Non-GAAP adjustments:
Capco acquisition related payments (1)	20	30
Acquisition, integration and severance payments (2)	58	—
Settlement activity	20	54
Adjusted cash flows from operations	483	315
Capital expenditures	(145)	(101)
Free cash flow	$338	$214

(1)
Adjusted cash flow from operations and free cash flow for the three months ended March 31, 2016 and 2015 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in financing activities on the Condensed Consolidated Statements of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

(2)
Adjusted cash flow from operations and free cash flow for the three months ended March 31, 2016 excludes cash payments for certain acquisition, integration and severance expenses, net of related tax impact.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Exhibit E

	Three months ended
	March 31,
	2016	2015

Net earnings from continuing operations attributable to FIS	$55	$114
Provision for income taxes	31	58
Interest expense, net	93	37
Other, net	5	6

Operating income (loss), as reported	184	215
Historical SunGard operating income, as adjusted (4)	—	128
FIS non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	81	—
Acquisition, integration and severance (2)	79	12
Global restructure (3)	—	45
Purchase accounting amortization (5)	154	50

Adjusted combined operating income (loss)	498	450
FIS depreciation and amortization from continuing operations, as reported	139	103
Historical SunGard depreciation and amortization from continuing operations, as adjusted (4)	—	36
Adjusted combined EBITDA	$637	$589

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.
(4)See note (4) to Exhibit E.
(5)See note (5) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended March 31, 2016
			Acquisition,
		Acquisition	Integration,
		Deferred	and		Purchase
		Revenue	Severance		Accounting
	GAAP	Adjustment (1)	Costs (2)	Subtotal	Amortization (5)	Non-GAAP
Processing and services revenue	$2,181	$81	$—	$2,262	$—	$2,262
Cost of revenues	1,553	—	—	1,553	(154)	1,399
Gross profit	628	81	—	709	154	863
Selling, general and administrative expenses	444	—	(79)	365	—	365
Operating income	184	81	79	344	154	498
Other income (expense):
Interest income (expense), net	(93)	—	—	(93)	—	(93)
Other income (expense), net	(1)	—	—	(1)	—	(1)
Total other income (expense)	(94)	—	—	(94)	—	(94)
Earnings (loss) from continuing operations before income taxes	90	81	79	250	154	404
Provision for income taxes	31	28	28	87	54	141
Earnings (loss) from continuing operations, net of tax	59	53	51	163	100	263
Earnings (loss) from discontinued operations, net of tax	—	—	—	—	—	—
Net earnings (loss)	59	53	51	163	100	263
Net (earnings) loss attributable to noncontrolling interest	(4)	—	—	(4)	—	(4)
Net earnings (loss) attributable to FIS common stockholders	$55	$53	$51	$159	$100	$259

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$55	$53	$51	$159	$100	$259
Earnings (loss) from discontinued operations, net of tax	—	—	—	—	—	—
Net earnings (loss) attributable to FIS common stockholders	$55	$53	$51	$159	$100	$259

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.17	$0.16	$0.16	$0.49	$0.31	$0.79
Weighted average shares outstanding — diluted	327	327	327	327	327	327

Effective tax rate *	35%					35%

Supplemental information:
Depreciation and amortization				$293	(154)	$139

Stock compensation expense						$30
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)
	Three months ended March 31, 2015
		Acquisition
		Integration
		and			Purchase
		Severance	Global		Accounting
	GAAP	Costs (2)	Restructure (3)	Subtotal	Amortization (5)	Non-GAAP
Processing and services revenue	$1,555	$—	$—	$1,555	$—	$1,555
Cost of revenues	1,070	—	—	1,070	(50)	1,020
Gross profit	485	—	—	485	50	535
Selling, general and administrative expenses	270	(12)	(45)	213	—	213
Operating income	215	12	45	272	50	322
Other income (expense):
Interest income (expense), net	(37)	—	—	(37)	—	(37)
Other income (expense), net	(2)	—	—	(2)	—	(2)
Total other income (expense)	(39)	—	—	(39)	—	(39)
Earnings (loss) from continuing operations before income taxes	176	12	45	233	50	283
Provision for income taxes	58	4	15	77	16	93
Earnings (loss) from continuing operations, net of tax	118	8	30	156	34	190
Earnings (loss) from discontinued operations, net of tax	(3)	—	—	(3)	—	(3)
Net earnings (loss)	115	8	30	153	34	187
Net (earnings) loss attributable to noncontrolling interest	(4)	—	—	(4)	—	(4)
Net earnings (loss) attributable to FIS common stockholders	$111	$8	$30	$149	$34	$183

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$114	$8	$30	$152	$34	$186
Earnings (loss) from discontinued operations, net of tax	(3)	—	—	(3)	—	(3)
Net earnings (loss) attributable to FIS common stockholders	$111	$8	$30	$149	$34	$183

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.40	$0.03	$0.10	$0.53	$0.12	$0.65
Weighted average shares outstanding — diluted	287	287	287	287	287	287

Effective tax rate	33%					33%

Supplemental information:
Depreciation and amortization				$153	(50)	$103

Stock compensation expense						$19

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months ended March 31, 2016 and 2015.

The adjustments are as follows:

(1)
This item represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard but was not recognized due to GAAP purchase accounting requirements.

(2)	This item represents non-recurring costs primarily related to integrations and severance activity from the SunGard acquisition.

(3)	Global Restructure represents severance costs incurred in connection with the reorganization and streamlining of operations in our Global Financial Solutions segment.

(4)
The unaudited historical SunGard financial information, as adjusted is presented for illustrative purposes only. The adjusted financial information excludes amortization of purchased intangible assets, as well as the impact from the acquisition deferred revenue adjustment arising from the SunGard Acquisition as those impacts would be eliminated in the preparation of adjusted combined information. See Exhibit 99.2 to this Form 8-K for more detailed information relating to the adjustments needed to combine the results of SunGard with FIS on an adjusted combined basis.

(5)
This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions including customer relationships, contract value, trademarks and tradenames, and non-compete agreements. Beginning with the November 2015 acquisition of SunGard, this column also includes the incremental amortization associated with purchase price adjustments to technology assets acquired. The allocation of purchase price for SunGard to assets and liabilities as of March 31, 2016 is provisional and may be adjusted in future periods. The financial statements will not be retrospectively adjusted for any adjustments to provisional amounts that occur in subsequent periods.  Rather, we will recognize any adjustments in the reporting period in which the adjustment is determined. We are also required to record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of any change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.